ASSISTANCE AGREEMENT

1. Award No.	2. Modification No.	3. Effective Date	4. CFDA No.
DE-EE0002407	0009	12/04/2013	81.086

5. Awarded To	6. Sponsoring Office	7. Period of Performance
UQM TECHNOLOGIES, INC. Attn: RONALD BURTON 7501 MILLER DRIVE PO BOX 439 FREDERICK CO 805045573	Energy Effcy & Renewable Energy	01/13/2010 through 01/12/2015

8. Type of Agreement	9. Authority	10. Purchase Request or Funding Document No.
☒ Grant ☐ Cooperative Agreement ☐ Other	See Page 2	See Schedule

11. Remittance Address	12. Total Amount	13. Funds Obligated
UQM TECHNOLOGIES, INC. Attn: RONALD BURTON 7501 MILLER DRIVE PO BOX 439 FREDERICK CO 805045573	Govt. Share: $32,391,171.00 Cost Share : $32,391,172.00 Total : $64,782,343.00	This action: -$12,754,363.00 Total : $32,391,171.00

14. Principal Investigator	15. Program Manager	16. Administrator
Luke Bokas / (303) 215-3483	Bruce W. Mixer Phone: 304-285-4161	U.S. DOE/NETL Morgantown Campus 3610 Collins Ferry Road PO Box 880 Morgantown WV 26507-0880

17. Submit Payment Requests To	18. Paying Office	19. Submit Reports To
OR for NETL (Morgantown) U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4787 Oak Ridge TN 37831	OR for NETL (Morgantown) U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4787 Oak Ridge TN 37831	See Attachment 3

20. Accounting and Appropriation Data

See Schedule

21. Research Title and/or Description of Project

RECOVERY ACT - HIGH OUTPUT PROPULSION MANUFACTURING

For the Recipient		For the United States of America	
22. Signature of Person Authorized to Sign DAVID I. ROSENTHAL		25. Signature of Grants/Agreements Officer Signature on File	
23. Name and Title David I. Rosenthal, CFO	24. Date Signed 12/05/2013	26. Name of Officer Kelly A. McDonald	27. Date Signed 12/04/2013

NAME OF OFFEROR OR CONTRACTOR
UQM TECHNOLOGIES, INC.

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	DUNS Number: 045406626 DOE Award Administrator: Jodi Collins / jodi.collins@netl.doe.gov / (304) 285-1390 Recipient Business Point of Contact: David Rosenthal / drosenthal@uqm.com / Block 9. Authority: PL 95-91 DOE Organization Act, PL 111-5 American Recovery and Reinvestment Act of 2009 and PL 109-58 Energy Policy Act 2005 Budget and Project Period: 01/13/2010 - 01/12/2015 ASAP: NO Extent Competed: COMPETED Davis-Bacon Act: YES PI: Luke Bokas NEW ACCOUNTING CODE ADDED: Account code: See Page 2 Fund 05799 Appr Year 2009 Allottee 31 Reporting Entity 220520 Object Class 25500 Program 1005107 Project 2004490 WFO 0000000 Local Use 0000000 NEW ACCOUNTING CODE ADDED: Account code: See Page 2 Fund 05799 Appr Year 2009 Allottee 31 Reporting Entity 220520 Object Class 25500 Program 1005107 Project 2004490 WFO 0000000 Local Use 0000000				

The purpose of this amendment is to approve the Recipient's budget revision application dated July 9, 2013; and revise the Department of Energy Program Manager. Accordingly, the following changes are hereby made to the subject award:

1. As reflected in Block 12 of the Award Cover Page, the Total Estimated Award Value is hereby decreased by $25,508,725 from $90,291,068 to $64,782,343, by decreasing both the DOE Share by $12,754,363 from $45,145,534 to $32,391,171 and the Recipient's Cost Share by $12,754,362 from $45,145,534 to $32,391,172.

2. As reflected in Block 13 of the Assistance Agreement Cover Page, total obligations are being reduced by $12,754,363 from $45,145,534 to $32,391,171.

3. As reflected in Block 15 of the Award Cover Page, the DOE Program Manager is changed from Rondle Harp to Bruce Mixer.

4. The text under **COST SHARING FFRDC'S NOT INVOLVED**, is deleted in its entirety and replaced with the following which reflects approval of the Recipient's budget revision application dated July 9, 2013. Changes are delineated in **bold**.

"a. Total Estimated Project Cost is the sum of the Government share and Recipient share of the estimated project costs. The Recipient's cost share must come from non-Federal sources unless otherwise allowed by law. By accepting Federal funds under this award, you agree that you are liable for your percentage share of total allowable project costs, on a budget period basis, even if the project is terminated early or is not funded to its completion. This cost is shared as follows:

Budget Period No.	**Budget Period Start**	**Government Share $/%**	**Recipient Share $/%**	**Total Estimated Cost**
1	01/13/2010	**$32,391,171** / 50%	**$32,391,172** / 50%	**$64,782,343**
Total Project		**$32,391,171** / 50%	**$32,391,172** / 50%	**$64,782,343**

b. If you discover that you may be unable to provide cost sharing of at least the amount identified in paragraph a of this article, you should immediately provide written notification to the DOE Award Administrator indicating whether you will continue or phase out the project. If you plan to continue the project, the notification must describe how replacement cost sharing will be secured.

c. You must maintain records of all project costs that you claim as cost sharing, including in-kind costs, as well as records of costs to be paid by DOE. Such records are subject to audit.

d. Failure to provide the cost sharing required by this Article may result in the subsequent recovery by DOE of some or all the funds provided under the award."

5. The following article is hereby incorporated into the Special Terms and Conditions:

   "LIMITATION OF INDIRECT COSTS

   Effective April 1, 2013, notwithstanding any other provision(s) of this grant, the Government shall not reimburse the Recipient for any indirect costs in excess of the expense rates outlined below. All indirect costs in excess of these ceiling rates shall be borne by the Recipient, and all such excess amounts will not be allowable for cost sharing purposes.

	Ceiling Rate	**Allocation Base**
Engineering Overhead	92%	Allowable Direct Engineering Labor Costs
Production Overhead	240%	Allowable Direct Production Labor Costs
G&A	50%	Total Cost Input

6. Attachment 2, Statement of Project Objectives (SOPO), is deleted in its entirety and the attached Statement of Project Objectives is substituted in lieu thereof. The attached SOPO incorporates the Recipient's proposed changes based on their budget revision application dated July 9, 2013. An updated version with all changes accepted has been included as well as a version which includes changes to the SOPO using the Track Changes Feature.

7. Attachment 4, Budget Page(s), is hereby deleted in its entirety and replaced with the Budget Pages attached to this amendment. The Budget Pages are revised to reflect approval of the Recipient's budget revision application.

8. Except as provided herein, all terms and conditions of the award shall remain unchanged and in full force and effect.

End of Amendment 0009